Exhibit 5.2

September 18, 2026

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to American Battery Technology Company, a Nevada corporation (the “Company”), in connection with the issuance and sale, from time to time, of the common stock, par value $0.001 per share of the Company (the “Shares”), having an aggregate offering price of up to $100,000,000 through Virtu Americas LLC as the sales agent (the “Manager”), to be issued pursuant to the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement related to the Agreement (as herein after defined) included in the Registration Statement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), and that certain ATM Sales Agreement, dated April 3, 2024, between the Manager and the Company (the “Agreement”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

We have examined copies of such corporate records, agreements, documents and other instruments of the Company and other certificates and documents of officials of the Company, public officials, and others, as we have deemed appropriate for purposes of this letter. We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement, Prospectus and the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (viii) the accuracy, completeness and authenticity of certificates of public officials. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

In connection with the opinion hereinafter expressed, we have also assumed that: (i) the Shares will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; (ii) all corporate or other action required to be taken by the Company to duly authorize the issuance of the ATM Shares and the terms of the offering thereof, and any related documentation (including the execution, delivery and performance of the Sales Agreement and Shares, and any related documentation referred to in our opinion set forth below) shall have been duly completed and shall remain in full force and effect; (iii) the Registration Statement and any amendments relating thereto will continue to be effective; (iv) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Nevada; (v) at the time any Shares are issued, (x) there will not have occurred any change in the law or in the Articles of Incorporation affecting the issuance of such Shares, and (y) no relevant corporate actions will have been modified or rescinded; (vi) the Shares will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of common stock under the Articles of Incorporation; and (vii) future issuances of Shares will be made in accordance with the parameters established by the Board or, if applicable, a duly authorized Pricing Committee of the Board (a “Pricing Committee”), as such parameters may be established from time to time.

For purposes of the opinion set forth below, we have assumed that (i) the price per share for any Shares issued will be equal to or greater than the minimum price authorized by the Board or a Pricing Committee in connection with the applicable issuance and sale of such Shares and (ii) no event has occurred that causes the number of authorized shares of common stock available for issuance by the Company to be less than the number of shares then issuable pursuant to the Sales Agreement and the Prospectus.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that, when the Agreement shall have been duly executed and delivered by the respective parties thereto, the Shares to be offered and sold by the Company have been duly authorized and, when duly executed, authenticated, delivered, and sold by the Company against payment in full of the consideration for the Shares in accordance with the terms set out in the Prospectus and the terms in the Agreement, will be validly issued, fully paid and non-assessable.

We are opining herein as to Title 7 of the Nevada Revised Statutes, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinion expressed herein is given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. We understand that you have made such independent investigations of the facts as you deemed necessary, and that the determination of the extent of those investigations that are necessary has been made independent of this opinion letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as Exhibit 5.2 to the Company’s Registration Statement on Form S-3 filed on the date hereof. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP